SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 20, 2000




                          YONKERS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



         Delaware                   0-277716                   13-3870836
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File No.)          (IRS Employer
of incorporation)                                           Identification No.)



 6 Executive Plaza, Yonkers, New York                             10701
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (914) 965-2500


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     On April 20, 2000, Yonkers Financial Corporation issued the press release attached hereto as Exhibit 99, announcing earnings for the quarter ended March 31, 2000.

Item 7. Financial Statements and Exhibits

     (a)  Exhibits

          99.  Press release, dated April 20, 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        YONKERS FINANCIAL CORPORATION




Date: May 2, 2000                   By: /s/ Richard F. Komosinski
      --------------                    --------------------------------------
                                        Richard F. Komosinski
                                        President and Chief Executive Officer

                                                                      EXHIBIT 99






DATE:               April 20, 2000

CONTACTS:           Richard F. Komosinski, President and CEO
                    Joseph D. Roberto, Senior Vice President, Treasurer and CFO

PHONE:              914-965-2500

FOR IMMEDIATE RELEASE


        YONKERS FINANCIAL CORPORATION REPORTS A 44.4% INCREASE IN DILUTED
           EARNINGS PER SHARE FOR THE QUARTER ENDED MARCH 31, 2000 AND
               DECLARES QUARTERLY CASH DIVIDEND OF $0.09 PER SHARE

Yonkers, New York - April 20, 2000 Yonkers Financial Corporation (NASDAQ: YFCB) (the "Company"), the holding company for The Yonkers Savings and Loan Association, FA, reported earnings per common share of $0.39 diluted for the quarter ended March 31, 2000, an increase of 44.4% compared to $0.27 reported for the quarter ended March 31, 1999. Net income increased by 19.0%, or $127,000, to $794,000. For the six-month period ended March 31, 2000 diluted earnings per common share was $0.73, an increase of 35.2% compared to $0.54 in the year ago period. Net income increased by 12.3% or $164,000, to $1.5 million.

The Company also announced that the Board of Directors, at its April 18, 2000 meeting, declared a cash dividend of $0.09 per share, payable May 15, 2000 to holders of record as of May 2, 2000. The dividend represents the Company's sixteenth consecutive quarterly cash dividend since converting to stock form. Richard F. Komosinski, the Company's President and Chief Executive Officer, said, "We are pleased with our financial results for the first half of fiscal 2000. The earnings momentum we experienced in the December 31, 1999 quarter has continued into the current period. Growth in earnings per share and loans receivable outstanding has been dramatic with total outstanding loans now equal to $360.4 million, or 20.4% higher than at September 30, 1999. On-going efforts to increase the proportion of higher-yielding multi-family and mixed use commercial real estate loans represented in the portfolio have also shown great progress with related balances having increased 39.2% to $59.9 million at March 31, 2000 compared to $43.0 million at September 30, 1999. Loan quality remains high with non-performing loans totaling $400,000 or 0.11% of total loans receivable compared to $755,000 or 0.25% at September 30, 1999. We feel the substantial increases we have experienced in loan growth and earnings are consistent with our business plans and look toward the second half of our fiscal year with confidence."

Stockholders' equity increased to $32.1 million at March 31, 2000 from $32.0 million at September 30, 1999, while the ratio of stockholders' equity to total assets decreased to 6.2% from 7.0% at September 30, 1999. Book value per share increased to $14.41 at March 31, 2000 from $14.30 at September 30, 1999.

Net interest income for the three months ended March 31, 2000 was $3.5 million, an increase of $629,000, or 21.7 %, from $2.9 million for the same period in 1999. Net interest income for the six-months ended March 31, 2000 was $7.0 million, an increase of $1.2 million or 21.3% over the same period in the prior year. These increases reflect the positive effect on net interest income of higher average interest-earning assets, primarily attributable to the investment of proceeds from borrowings and deposit growth. The increase for the three months ended March 31, 2000 was partially offset by a decline in the average interest rate spread to 2.56% from 2.61% at March 31, 1999. For the six month period the average interest rate spread increased to 2.60% from 2.58% for the same period a year earlier.

Non-interest income for the three months ended March 31, 2000 decreased $25,000 to $418,000 from $443,000 for the three months ended March 31, 1999. This decrease reflects a $85,000 decrease in the net gain on sales of real estate mortgage loans held for sale, a $73,000 decrease in the net gain on sales of securities, a $31,000 decrease in other non-interest income offset by a $164,000 increase in service charges and fee income. The increase in service charges and fee income primarily relates to our recently launched annuities and mutual funds sales program. For the six months ended March 31, 2000 non-interest income decreased slightly from $733,000 to $728,000 for the current period.

Non-interest expense increased $446,000 to $2.6 million for the three months ended March 31, 2000 compared to $2.2 million for the three months ended March 31, 1999. Similarly, for the six months ended March 31, 2000 non-interest expense had increased by $1.1 million to $5.2 million compared to $4.1 million in the prior year. These increases primarily reflect increased costs associated with (i) the establishment of three new in-store branches in May 1999, September, 1999 and October 1999, (ii) expansion o the loan department, (iii) costs associated with the proxy fight that was concluded in January of this year, and (iv) the establishment of a real estate investment trust, Yonkers REIT, Inc. in March 1999.

The Company was organized in 1995, as the holding company for the Association. The Association currently serves the financial needs of communities in its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York. The Company's stock trades on The Nasdaq Stock Market under the symbol "YFCB".

This news release contains various forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the company and the bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. These factors include, but are not limited to, (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) changes in customer preferences for our products and services, (iii) changes in national and local economic and market conditions, (iv) higher than anticipated operating expenses, (v) a lower level of or higher cost for deposits or a higher cost for borrowings than anticipated, (vi) changes in accounting principles, policies or guidelines, and (vii) legislation or regulations adversely affecting the bank or the company.

                                     -END-

                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                                                 March 31,      September 30,
                                                                                                    2000            1999
                                                                                                ----------     --------------
ASSETS

Cash and cash equivalents:
    Cash and due from banks                                                                     $     8,511      $     4,651
                                                                                                -----------      -----------
         Total cash and cash equivalents                                                              8,511            4,651
                                                                                                -----------      -----------
Securities:
     Available for sale, at fair value (amortized cost of $ 117,575 at
       March 31, 2000 and $120,996 at September 30, 1999)                                           111,180          116,712
     Held to maturity, at amortized cost (fair value of  $ 18,724 at
       March 31, 2000 and $21,959 at September 30, 1999)                                             18,890           21,936
                                                                                                -----------      -----------
          Total securities                                                                          130,070          138,648
                                                                                                -----------      -----------
Real estate mortgage loans held for sale, at lower of cost or market value                            1,451            1,226
                                                                                                -----------      -----------
Loans receivable, net:
     Real estate mortgage loans                                                                     351,550          291,199
     Consumer and commercial business loans                                                           8,895            8,254
     Allowance for loan losses                                                                       (1,566)          (1,503)
                                                                                                -----------      -----------
          Total loans receivable, net                                                               358,879          297,950
                                                                                                -----------      -----------
Accrued interest receivable                                                                           2,944            2,750
Federal Home Loan Bank stock                                                                          9,298            7,397
Office properties and equipment, net                                                                  2,072            1,984
Other assets                                                                                          4,111            3,089
                                                                                                -----------      -----------
          Total assets                                                                            $ 517,336        $ 457,695
                                                                                                ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                     $ 304,081        $ 272,974
     Securities repurchase agreements                                                                98,193           99,987
     FHLB advances                                                                                   78,500           47,948
     Other liabilities                                                                                4,452            4,769
                                                                                                -----------      -----------
          Total liabilities                                                                         485,226          425,678
                                                                                                -----------      -----------
Commitments and contingencies

Stockholders' equity:
     Preferred stock (par value $0.01 per share; 100,000
        shares authorized; none issued or outstanding)                                                   --               --
     Common stock (par value $0.01 per share: 4,500,000
        shares authorized; 3,570,750 shares issued)                                                      36               36
     Additional paid-in capital                                                                      35,366           35,225
     Unallocated common stock  held by employee stock
        ownership plan                                                                               (1,714)          (1,857)
     Unamortized awards of common stock under  management
        recognition plan                                                                               (475)            (621)
     Treasury stock, at cost ( 1,332,011) shares                                                    (22,037)         (21,866)
     Retained income, substantially restricted                                                       24,771           23,652
     Accumulated other comprehensive(loss                                                            (3,837)          (2,552)
                                                                                                -----------      -----------
          Total stockholders' equity                                                                 32,110           32,017
                                                                                                -----------      -----------
          Total liabilities and stock holders' equity                                             $ 517,336        $ 457,695
                                                                                                ===========      ===========


                                      -END-



                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                      (In thousands, except per share data)


                                                            For the Three Months              For the Six Months
                                                               Ended March 31,                  Ended March 31,
                                                          -------------------------          ------------------------
                                                             2000            1999              2000            1999
                                                             ----            ----              ----            ----

Interest and dividend income:
   Loans                                                   $   6,463         $ 3,785         $ 12,505        $  7,544
   Securities                                                  2,327           2,503            4,714           5,182
   Other earning assets                                          181             184              340             367
                                                           ---------         -------         --------        --------
     Total interest and dividend income                        8,971           6,472           17,559          13,093
                                                           ---------         -------         --------        --------

Interest expense:
   Deposits                                                    2,803           2,340            5,478           4,721
   Securities repurchase agreements                            1,565           1,068            3,179           2,315
   FHLB advances                                               1,081             171            1,928             307
                                                           ---------         -------         --------        --------
     Total interest expense                                    5,449           3,579           10,585           7,343
                                                           ---------         -------         --------        --------

       Net interest income                                     3,522           2,893            6,974           5,750

Provision for loan losses                                         35              75               70             150
                                                           ---------         -------         --------        --------
       Net interest income after provision for loan losses     3,487           2,818            6,904           5,600
                                                           ---------         -------         --------        --------

Non-interest income:
   Service charges and fees                                      346             182              615             323
   Net gain on sales of real estate mortgage
      loans held for sale                                         24             109               47             246
   Net gain (loss) on sales of securities                        (3)              70                1              73
   Other                                                          51              82               65              91
                                                           ---------         -------         --------        --------
      Total non-interest income                                  418             443              728             733
                                                           ---------         -------         --------        --------

Non-interest expense:
   Compensation and benefits                                   1,396           1,115            2,863           2,271
   Occupancy and equipment                                       356             323              694             551
   Data processing service fees                                  209             169              388             319
   Federal deposit insurance costs                                14              35               52              68
   Other                                                         671             558            1,252             933
                                                           ---------         -------         --------        --------
      Total non-interest expense                               2,646           2,200            5,249           4,142
                                                           ---------         -------         --------        --------

        Income before income tax expense                       1,259           1,061            2,383           2,191

Income tax  expense                                              465             394              885             857
                                                           ---------         -------         --------        --------
       Net income                                             $  794          $  667           $1,498          $1,334
                                                           =========         =======         ========        ========
Earnings per common share:
       Basic                                                  $ 0.40          $ 0.27           $ 0.75          $ 0.54
       Diluted                                                  0.39            0.27             0.73            0.54
                                                           =========         =======         ========        ========

                                        4

               YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                SELECTED FINANCIAL RATIONS AND OTHER DATA

                         (Unaudited)
                   (Dollars in Thousands)





                                                     2000            1999
                                                   ---------        -------
Performance Ratios:

Return on average assets                               0.60%           0.69%
Return on average equity                               9.39            6.50
Average interest rate spread                           2.60            2.58
Net interest margin                                    2.85            3.07
Efficiency Ratio                                      68.15           64.61
Net interest income to non-interest expense          132.86          138.82
Non-interest expense to average assets                 2.10            2.17
Average interest-earning assets to average           105.72          112.53
     interest-bearing liabilities

Capital Ratios:

Average equity to average assets                       6.38%          10.74%
Equity to total assets at end of period                6.20           10.92
Total risk-based capital                              14.89           25.71

Asset Quality and Other Data:

Non-performing loans                                    400             777
Real estate owned, net                                   --             183
                                                     ------           -----
Total non-performing assets                             400             960
                                                     ======           =====
Asset quality ratios:
     Non-performing loans to total loans               0.11%           0.37%
     Non-performing assets to total assets             0.08            0.25
Allowance for loan losses to:
     Non-performing loans to total loans             391.50          187.00
     Total loans                                       0.43            0.69


                                       5

